UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 10, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition
     On April 10, 2008, the Registrant raised its first quarter 2008 earnings estimate to about $1.29 per share, compared to its previous outlook of $1.14 to $1.19 per share which was provided March 14, and provided an outlook for the second quarter 2008 of about $1.05 per share. The Registrant also raised the lower end of its full-year 2008 earnings outlook by five cents to a range of $3.40 to $3.55 per share. A copy of the Registrant’s news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 10, 2008

Contact:	Anthony Farina
302-774-4005
anthony.r.farina@usa.dupont.com
DuPont Expects Higher 1Q Earnings
     WILMINGTON, Del., April 10, 2008 — DuPont today raised its first quarter 2008 earnings estimate to about $1.29 per share, compared to its previous outlook of $1.14 to $1.19 per share which was provided March 14. This represents more than 20 percent growth in earnings in the first quarter. Last year, the company reported first quarter earnings of $1.01 per share, including a $.06 special item charge.
     Higher first quarter 2008 earnings compared to last year reflect strong growth in DuPont’s agriculture businesses combined with rapid growth in emerging markets. The strength in the first quarter is expected to more than offset continued weakness in U.S. construction and automotive markets. In addition, price and productivity gains, along with favorable currency effects, are expected to overcome the impact of significantly higher raw material costs.
     For the first half of 2008, DuPont expects earnings growth of about 10 percent, with second quarter earnings about equal to 2007 at $1.05 per share. DuPont also raised the lower end of its full-year 2008 earnings outlook by five cents to a range of $3.40 to $3.55 per share. The company expects that slowing in U.S. markets, including housing and automotive, will offset growth in agriculture and other markets outside the United States.
     “Growth in agriculture and emerging markets, along with continued cost productivity gains, are enabling us to overcome challenges in certain U.S. markets and higher cost ingredients,” said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. “While the macroeconomic outlook remains difficult to predict, we are focused on our priorities to capitalize on rising global demand for our products; further penetrate key markets in the world’s rapidly growing geographies; and extend our productivity improvement programs.”
     DuPont will report first quarter 2008 financial results on April 22, and will host a global web cast for investors at 9 a.m. (EDT), providing details of its first quarter results and outlook.
     DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
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4/10/08
E. I. du Pont de Nemours and Company